Exhibit 99.1

Perrigo Completes Divestment of HRA Pharma Rare Diseases Business

Dublin, Ireland – July 10, 2024 – Perrigo Company plc (NYSE PRGO) (“Perrigo” or the “Company”), a leading provider of Consumer Self-Care Products, today announced that it has completed the previously announced divestment of the HRA Pharma Rare Diseases business to Esteve Healthcare, S.L. (“ESTEVE”) for a total consideration of up to €275 million, consisting of an upfront cash payment of €190 million, subject to customary net debt and working capital adjustments, and up to €85 million in potential earnout payments based on the Rare Diseases business achieving certain sales milestones. Perrigo expects to redeploy proceeds from the divestment for debt repayment.

The impact from this transaction was included in the Company’s previously issued 2024 outlook. In 2023, the HRA Pharma Rare Diseases business delivered net sales of approximately €50 million and adjusted EBITDA of approximately €20 million.

About Perrigo

Perrigo Company plc (NYSE: PRGO) is a leading provider of Consumer Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at www.perrigo.com.

Perrigo Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: supply chain impacts on the Company’s business, including those caused or exacerbated by armed conflict, trade and other economic sanctions and/or disease; general economic, credit, and market conditions; the impact of the wars in Ukraine and the Middle East and any escalation thereof, including the effects of economic and political sanctions imposed by other countries related thereto; the outbreak or escalation of conflict in other regions where we do business; future impairment charges, if we determine that the carrying amount of specific assets may not be recoverable from the expected future cash flows of such assets; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions and any litigation relating thereto, ongoing or future government investigations and regulatory initiatives; uncertainty regarding the Company’s ability to obtain and maintain its regulatory approvals; potential costs and reputational impact of product recalls or sales halts; potential adverse changes to U.S. and foreign tax, healthcare and other government policy; the effect of the coronavirus (COVID-19) pandemic and its variants, or other epidemic or pandemic disease; the timing, amount and cost of any share repurchases (or the absence thereof) and/or any refinancing of outstanding debt at or prior to maturity; fluctuations in currency exchange rates and interest rates; the Company’s ability to achieve the benefits expected from its sale of its HRA Pharma Rare Diseases Business, including the potential earnout payments, and the risk that potential costs or liabilities incurred or retained in connection with that transaction may exceed the Company’s estimates or adversely affect the Company’s business or operations; the risk that potential costs or liabilities incurred or retained in connection with the sale of the Company’s Rx business may exceed the Company’s estimates or adversely affect the Company’s business or operations; the Company’s ability to achieve the benefits expected from the acquisitions of Héra SAS (“HRA Pharma”) and Nestlé’s Gateway infant formula plant along with the U.S. and Canadian rights to the GoodStart® infant formula brand and other related formula brands (“Gateway”) and/or the risks that the Company’s synergy estimates are inaccurate or that the Company faces higher than anticipated integration or other costs in connection with the acquisitions; risks associated with the integration of HRA Pharma and Gateway, including the risk that growth rates are adversely affected by any delay in the integration of sales and distribution networks; the consummation and success of other announced and unannounced acquisitions or dispositions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and other strategic initiatives and investments, including the Company’s ability to achieve the expected benefits from its ongoing restructuring programs described herein. Adverse results with respect to pending litigation could have a material adverse impact on the Company’s operating results, cash flows and liquidity, and could ultimately require the use of corporate assets to pay damages, reducing assets that would otherwise be available for other corporate purposes. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Perrigo Investor Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications; (269) 686-3373; e-mail: bradley.joseph@perrigo.com

Nicholas Gallagher, Senior Manager, Global Investor Relations & Corporate Communications; (269) 686-3238, e-mail: nicholas.gallagher@perrigo.com

PERRIGO COMPANY PLC

RECONCILIATION OF NON-GAAP MEASURES

(in thousands)

(unaudited)

HRA Rare Diseases	Twelve Months Ended December 31, 2023
Loss from continuing operations(1)	$(84,097)
Income tax expense(2)	5,410
Interest expense, net	—
Depreciation and amortization	9,655

EBITDA	(69,032)
Impairment charges	89,978

Adjusted EBITDA	20,946

(1)

The Rare Diseases reporting unit was a fully integrated component of the CSCI segment, and as a result reported values were not separately tracked. Loss from continuing operations is estimated for this purpose as revenue less cost of goods sold (determined in each case in accordance with U.S. GAAP), less a proportionate share of selling, general and administrative expenses of the CSCI reporting segment, based on the fraction of revenue of the Rare Diseases business bore to CSCI revenue. Depreciation and amortization is based on U.S. GAAP charges for the Rare Diseases business.

(2)

Calculation of the effective tax rate for the Rare Disease business is impractical. Accordingly, Income tax expense is estimated for this purpose based on the French corporate income tax rate in effect during the period, which we believe is a reasonable approximation of the effective tax rate that would be applicable to the business on a stand-alone basis.